UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 2, 2014


                                  STEVIA CORP.
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                    000-53781                    98-0537233
(State or Other Jurisdiction        (Commission                 (IRS Employer
      of Incorporation)             File Number)             Identification No.)

            7117 US 31 S
          Indianapolis, IN                                          46227
(Address of Principal Executive Office)                          (Zip Code)

       Registrant's telephone number, including area code: (888) 250-2566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 1 REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

NOTE PURCHASE AGREEMENT AND SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

     On April 2, 2014 (the "Closing Date"), Stevia Corp., a Nevada corporation (the "Company"), entered into a note purchase agreement dated as of the Closing Date (the "Purchase Agreement") with YOPCP, LLC, a Colorado limited liability company ("YOPCP"). YOPCP is a manufacturer of ready to eat organic gourmet soups.

     The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company shall purchase from YOPCP on the Closing Date a senior secured convertible promissory note with an initial principal amount of $250,000 (the "Note") for a purchase price of $250,000.

     The Note bears interest at a rate of fifteen percent (15%) per annum and is due on the earlier of (i) the twelve (12) month anniversary of the issuance of the Note, or (ii) the next date of sale of equity of the Company (a "Company Financing") following the Closing Date. The Company has the right to convert the Note at a conversion price equal to the price per unit of the Company's membership units ("Units") in the Company Financing (the "Conversion Price"). Upon full repayment or conversion of the Note, the Company has the additional right to receive an amount of Units equal to the initial principal amount of the Note divided by the Conversion Price.

     The Company has a right of participation with respect to any future financing of YOPCP. Pursuant to the terms of the Purchase Agreement, the Company may elect to participate in an amount equal to 50% of any proposed future financing of YOPCP until the expiration of the maturity date of the Note. The Company also has a right of first refusal with respect to the management rights for distribution of YOPCP's products in Asia for a five year period.

     The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The parties to the Purchase Agreement also indemnify each other for any claims and liabilities with respect to or arising from (i) the breach of any warranty or inaccuracy of any misrepresentation of the other party, or (ii) the breach of any covenant or agreement made by the other party.

SECURITY AGREEMENT

     On the Closing Date, the Company also entered into a security agreement (the "Security Agreement") with YOPCP, pursuant to which YOPCP granted a lien on all of its assets (the "Collateral") in favor of the Company to secure YOPCP's obligations under the Note. The Security Agreement includes certain customary representations, warranties and covenants regarding the perfection and maintenance of the Company's security interests in the Collateral. The lien on the Collateral will be released upon full payment or full conversion of the Note.

     The foregoing descriptions of the Purchase Agreement, the Note and the Security Agreement are qualified in their entirety by reference to the provisions of the Purchase Agreement, the Note and the Security Agreement filed as exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

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
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Note Purchase Agreement, dated as of April 2, 2014, by and between Stevia Corp. and YOPCP, LLC

10.2 Form of Senior Secured Convertible Promissory Note

10.3 Security Agreement, dated as of April 2, 2014, by and between Stevia Corp. and YOPCP, LLC

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014                      STEVIA CORP.


                                         By: /s/ George Blankenbaker
                                            ------------------------------------
                                            George Blankenbaker
                                            President


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